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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 14, 2001

ARCHIBALD CANDY CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	333-33751 (Commission File No.)	36-0743280 (I.R.S. Employer Identification No.)

1137 West Jackson Boulevard,
Chicago, Illinois 60607
(Address, including Zip Code,
of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (312) 243-2700

No Change (Former name or former address, if changed since last report)

ARCHIBALD CANDY CORPORATION

Item 5.  Other Events.

    Archibald Candy Corporation and the lenders under Archibald's revolving credit facility have agreed to extend the expiration date under the credit facility from June 15, 2001 to June 28, 2001. In addition, Archibald has obtained a commitment letter from a financial institution to replace its revolving credit facility.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHIBALD CANDY CORPORATION (Registrant)
Dated: June 15, 2001	/s/ RICHARD J. ANGLIN
	Name:	Richard J. Anglin
	Title:	Vice President and Chief Financial Officer

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  Item 5. Other Events.
SIGNATURES